INTELLECTUAL PROPERTY AGREEMENT

This Agreement, effective as of this 30th day of May, 2007, (the "Effective Date") is by and between Eastman Kodak Company ("Kodak"), a New Jersey corporation and eMagin Corporation (formerly FED CORPORATION), ("Seller"), a Delaware corporation with its principal office at 10500 NE 8th Street, Suite 1400, Bellevue, WA 98004 ("Seller").

RECITALS:

WHEREAS Seller has acquired under Kodak's patents and know-how related to organic light-emitting diode ("OLED") technology the "NONEXCLUSIVE FIELD OF USE LICENSE AGREEMENT RELATING TO OLED TECHNOLOGY FOR MINIATURE, HIGH RESOLUTION DISPLAYS" dated March 29, 1999, as amended, (hereinafter referred to as the "License Agreement") and desires to reduce certain of its current and future license payments to Kodak under the License Agreement in order to have financial stability and to continue and grow its business; and
WHEREAS Seller has acquired certain of its own patents in OLED technology and one of those patents, U.S. Patent 6,337,492 B l, entitled "Serially-Connected Organic Light Emitting Diode Stack Having Conductors Sandwiching Each Light Emitting Layer" issued January 8, 2002 is of interest to Kodak, and this Agreement is intended to assign to Kodak the ownership rights in such patent subject to and in accordance with the terms, conditions and Iimitations set forth in this Agreement.

In consideration of these premises and of the mutual promises set forth below, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

For the purposes of this Agreement, the terms used herein shall have the meaning specifically defined below and shall be applicable both to the singular and plural forms.

1.01 "Affiliate" means any company, partnership, joint venture, or other entity which directly or indirectly controls, is controlled by or is under common control with a Party. Control shall mean the possession of fifty percent (50%) or more of the voting share capital or the power to direct or cause the direction of the management and policies of the controlled entity, whether through the ownership of shares, by contract or otherwise, but only for so long as such control shall exist.

1.02 "Agreement" or "Intellectual Property Agreement" means this Intellectual Property Agreement and the Exhibits hereto, and any other agreements or instruments entered into by the parties hereto on the date hereof in connection with the subject matter hereof, as the same may from time to time be amended by mutual written agreement of the Parties.

1.03 "Assigned Patent" means the invention disclosures, if available, patent applications and patents (including letters patent, industrial designs, process patents and inventor's certificates) related to U.S. Patent 6,337,492 B1, entitled "Serially-Connected Organic Light Emitting Diode Stack Having Conductors Sandwiching Each Light Emitting Layer" issued January 8, 2002 and any inventions disclosed therein and all patents and applications claiming priority thereto or sharing priority therewith, and any and all rights to any of the foregoing anywhere in the world, including any provisional applications, substitutions, extensions, supplementary patent certificates, reissues, reexaminations, renewals, divisions, continuations in part or in whole, continued prosecution applications, requests for continued examination, and other similar filings or notices provided for under the laws of the United States or of any other country and all rights and remedies against past, present and future infringement, misappropriation, or other violation of any of the foregoing.

1.04 "Assignment of Invention of Patent" means the Assignment of Invention of Patent in substantially the form attached as Exhibit A to this Agreement, pursuant to which Seller confirms it is selling, assigning, and transferring to Kodak the right, title, and interest in and to the Assigned Patent.

1.05 "Breaching Party" has the meaning set forth in Section 10.01 of this Intellectual Property Agreement.

1.06 "Encumbrance" means any lien, charge, title retention, claim, license, conditional sale, obligation to license or sell, or other encumbrances including any liens imposed by any third party.

1.07 "including" and "include" shall mean including without limitation and include without limitation, respectively.

1.08"Kodak" has the meaning set forth in the preamble to this Intellectual Property Agreement.

1.09 "Party" means Seller or Kodak, as the case may be.

1.10 "Patent" means the Assigned Patent.

1.11"Seller" has the meaning set forth in the preamble to this Intellectual Property Agreement.

ARTICLE 2

INTELLECTUAL PROPERTY TRANSFER

2.01 In consideration for the significantly reduced payments made to Kodak as set forth in Article 3, Seller hereby assigns to Kodak all rights, title and interest to the Assigned Patent.

ARTICLE 3

CONSIDERATION

3.01 In consideration to Seller for the transfer of rights to Kodak hereunder, Kodak agrees that:

(1)  Each of Seller's quarterly royalty payments owed to Kodak under Section 4.2 of the License Agreement for the second half (from July 1 through December 31) of calendar year 2007 shall be reduced by fifty percent (50%); and

(2)  Each of Seller's quarterly royalty payments owed to Kodak under Section 4.2 of the License Agreement for the calendar year 2008 shall be reduced by fifty percent (50%).

ARTICLE 4

PATENT PROSECUTION

4.01 As of the Effective Date of this Agreement and with respect to the Assigned Patent, the Party owning such Assigned Patent after the transactions contemplated herein shall at its sole discretion be entitled to file, prosecute, issue and maintain (or abandon as the case may be) the Assigned Patent.

4.02 EXCEPT TO THE EXTENT EXPRESSLY PROVIDED FOR IN THIS INTELLECTUAL PROPERTY AGREEMENT, WITH RESPECT TO THE APPLICATION, PROSECUTION OR MAINTENANCE OF ANY PATENT ASSIGNED OR LICENSED AT ANY TIME, WHETHER PRIOR TO, ON OR FOLLOWING THE EFFECTIVE DATE: KODAK SHALL HAVE NO LIABILITY TO SELLER OR ANY ENTITY RECEIVING AN INTEREST IN ANY PATENT FROM SELLER, FOR ANY ACTION OR INACTION TAKEN OR NOT TAKEN BY KODAK. THIS LIMITATION OF LIABILITY INCLUDES BUT IS NOT LIMITED TO ANY FILINGS, EXAMINATIONS, AMENDMENTS, RESPONSES, APPEALS, ARGUMENTS, PAYMENTS, MAINTENANCE FEES OR ANNUITIES RELATING TO ANY OF THE INTELLECTUAL PROPERTY RIGHTS ASSIGNED TO KODAK UNDER THIS INTELLECTUAL PROPERTY AGREEMENT.

ARTICLE 5

TRANSITION OF IP EFFORTS

5.01 As of the Effective Date and with respect to the Assigned Patent, Seller will reasonably cooperate with KODAK in the prosecution and transition of files. Without limitation to the foregoing, Seller will (a) provide the documentation and information set forth in the Patent Transfer Procedures set forth in Exhibit B and (b) provide reasonable access to (i) inventors who are Seller employees for consultation concerning patent prosecution and enforcement and (ii) Seller's U.S. and non-US patent counsel. Ultimate prosecution and enforcement control (including decisions to prepare, file, prosecute, maintain, abandon, terminate or otherwise handle the Assigned Patent) will reside with Kodak. Kodak at its own discretion and expense may contact inventors who are not in Seller's employ. In such case, Seller hereby waives any surviving confidentiality obligations that inventors may have to Seller for patent prosecution and enforcement consultation with respect to the Assigned Patent.

ARTICLE 6

CONFIDENTIAL INFORMATION

6.01 Each Party shall keep confidential, and shall not disclose to any third party, any information relating to this Agreement, any information provided or transmitted to it by the other Party or its Affiliates, that the receiving Party has a reasonable basis to believe is confidential to the transmitting Party or that is treated by the transmitting Party as confidential (including with respect to Seller any confidential information contained within the patent application, file histories and related documents (if any) transferred to Kodak in connection with the assignment of the Assigned Patent), until such information is publicly disclosed through no fault of either Party. Notwithstanding the foregoing, a Party may disclose the existence and terms of this Agreement (except for the amount of payment to be made pursuant to Section 3.01) on a confidential basis to any actual or potential buyer of any business to which the patent rights assigned hereunder pertain, and additionally to any actual or potential buyer of any Assigned Patent or any actual or potential licensee of any Assigned Patent in the case of Kodak. The foregoing obligations in Paragraph 6.01, shall not apply when and to the extent such information:

(1)  was known by the receiving Party prior to disclosure or was independently developed thereafter (provided however that to the extent that any information provided to Kodak or its Affiliates hereunder relates to any Assigned Patent such information shall be considered the confidential information of Kodak as of and following the Effective Date);

(2)  is lawfully available to the trade or to the public prior to the Effective Date;

(3)  through no act on the part of the receiving Party thereafter becomes lawfully available to the trade or to the public; or

(4)  is required to be disclosed to a third party pursuant to law or legal process, provided that the receiving Party takes reasonable steps to inform the other Party of such disclosure, to the extent that the receiving Party is permitted to do so by law, before such disclosure takes place and provides the other Party an opportunity to object or otherwise act.

ARTICLE 7

ENFORCEMENT OF INTELLECTUAL PROPERTY RIGHTS

For the Assigned Patent, Kodak has the sole and exclusive right to institute any lawsuits or other proceedings against any third party with respect to such patents, including any claim for past, present or future infringement, misappropriation, or violation of any intellectual property rights assigned to Kodak hereunder, and Seller shall at Kodak's expense reasonably cooperate with Kodak in connection with any such lawsuit or other proceeding. The decisions of whether and when to institute, to settle or to continue the prosecution of any such lawsuits or other proceedings against any third party with respect to such patents shall be determined at Kodak's sole discretion.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES

8.01 EXCEPT AS EXPRESSLY SET FORTH HEREIN, NO RIGHTS WITH RESPECT TO ANY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS ARE TRANSFERRED OR GRANTED. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, NEITHER PARTY NOR ITS AFFILIATES MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY OF THE INTELLECTUAL PROPERTY OR RIGHTS TRANSFERRED TO THE OTHER PARTY, INCLUDING WARRANTIES AS TO THE FITNESS, MERCHANTABILITY, VALIDITY, NONINFRINGEMENT, FREEDOM FROM ERRORS, OR CONDITION OF THE INTELLECTUAL PROPERTY, MATERIAL, RIGHTS OR TECHNICAL INFORMATION OR AS TO ANY OTHER MATTER. NOTWITHSTANDING THE FOREGOING, SELLER REPRESENTS AND WARRANTS {i) THAT IT IS THE SOLE AND EXCLUSIVE OWNER OF THE ASSIGNED PATENT, AND HAS THE RIGHT TO ASSIGN THE ENTIRE RIGHT, TITLE AND INTEREST IN THE ASSIGNED PATENT EXCEPT THE PARTIES ACKNOWLEDGE THAT THE ASSIGNED PATENT MAY BE SUBJECT TO CERTAIN SECURITY INTERESTS AS MORE PARTICULARLY SET FORTH AND DESCRIBED IN ATTACHED EXHIBIT C, THE ENTIRETY OF WHICH SECURITY INTERESTS SHALL TERMINATE AND BE RELEASED ON OR BEFORE THE EFFECTIVE DATE AS DESCRIBED IN EXHIBIT C; (ii) TO THE KNOWLEDGE OF SELLER, THE ASSIGNED PATENT HAS BEEN FILED,

PROSECUTED AND MAINTAINED IN ACCORDANCE WITH ALL LEGAL REQUIREMENTS; (iii) AND THE ASSIGNED PATENT IS NOT SUBJECT TO ANY LICENSES OR ANY OTHER ENCUMBRANCES EXCEPT AS PROVIDED IN THE LICENSE AGREEMENT TO KODAK AND IN CLAUSE (i) ABOVE; (iv) THE CONSUMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT WILL NOT CONFLICT WITH ANY CONTRACTS OR AGREEMENTS OR ANY OTHER INSTRUMENTS TO WHICH SELLER OR ANY OF ITS AFFILIATES IS A PARTY; (v) THERE ARE NO PENDING OR THREATENED PATENT LITIGATIONS RELATING TO THE ASSIGNED PATENT OR ANY CHALLENGES TO THE VALIDITY, OWNERSHIP, INVENTORSHIP OR ENFORCEMENT OF THE ASSIGNED PATENT, AND TO THE KNOWLEDGE OF SELLER THERE IS NO SUBSTANTIAL BASIS THEREFOR; (vi) NO PAYMENT OTHER THAN THE PAYMENT SET FORTH IN SECTION 3.01 HEREOF IS DUE TO SELLER OR, TO THE KNOWLEDGE OF SELLER, ANY OTHER ENTITY, WITH RESPECT TO THE RIGHT TO USE OF THE ASSIGNED PATENT; AND (viii) THE ASSIGNED PATENT IS NOT SUBJECT TO ANY RIGHTS OF ANY U.S. OR NON-U.S. GOVERNMENT.

ARTICLE 9

INDEMNIFICATION

9.01 Seller shall indemnify, defend and hold Kodak or any of its Affiliates harmless against any and all claims asserted within twelve (12) months after the Effective Date and related liabilities, losses, damages, fines, judgments and penalties, including related costs and expenses (including reasonable attorneys' fees and disbursements) (collectively "Damages") arising directly or indirectly from Seller's breach of any representation, warranty or obligation under this Agreement, provided that Kodak shall give Seller prompt notice of any such action, Kodak shall cause its employees and agents to reasonably cooperate with Seller and its legal representatives in the investigation or defense of such action, and Kodak shall permit Seller to settle any such action, claim or liability and agrees to the control of such defense or settlement by Seller, provided, that such settlement does not materially adversely affect Kodak's rights hereunder or impose any material obligations on Kodak in addition to those set forth herein. Kodak shall have the right, but not the obligation, to be represented by counsel of its own selection at its own expense.

Notwithstanding anything to the contrary contained in this Agreement, the rights set forth in this Paragraph 9.01 shall be Kodak's sole and exclusive remedies against Seller with respect to third party claims arising directly or indirectly from Seller's breach of any representation, warranty or obligation under this Agreement.

ARTICLE 10

TERM AND TERMINATION

10.01 This Agreement shall expire or terminate only under the following circumstances: (a) expiration of its own accord upon the expiration of the last right assigned hereunder; or (b) in the event that a Party (the "Breaching Party") is in breach of a material term or condition of this Agreement and fails to cure such breach within sixty (60) days after receiving written notice specifying the nature of the alleged breach. If Seller is the Breaching Party, ownership of the Assigned Patent shall remain vested in Kodak, and any license to the Seller under the Licensed Patent may be terminated immediately at the election of Kodak.

10.02 Articles 5, 7, 8, 9, and 10 shall survive any termination or expiration of this Agreement as shall all Articles and Paragraphs in which and to the extent survival is expressly provided for in this Agreement.

ARTICLE 11

MISCELLANEOUS

11.01 This Agreement may not be amended or waived except in a writing executed by the Party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any Parties having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

11.02 All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or ten (10) business days after being mailed by first class mail, return receipt requested, three (3) business days if sent by an international courier express service, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to Seller and Kodak will, unless another address is specified in writing, be sent to the address indicated below, or to such other person, address or telecopy number as any of the foregoing may have designated by giving notice hereunder:

If to Seller:	eMAGIN CORPORATION 10500 NE 8th Street Suite 1400 Bellevue, WA 98004 Attention: John Atherly Title: Chief Financial Officer Tel. (425) 749-3600 FAX (425) 749-3601

And to:	Richard Friedman, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway New York, New York 10006 Tel. (212) 930-9700 Fax (212) 930-9725

If to Kodak:	EASTMAN KODAK COMPANY 1999 Lake Avenue Rochester, New York 1.4650-2142 Attention: General Manager, OLED Systems Tel. (585) 722-0401 FAX (585) 477-6498

And to:	EASTMAN KODAK COMPANY 343 State Street Rochester, New York 14650 Attention: General Counsel Tel. (585) 724-4332 FAX (585) 724-9549

11.03 This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Subject to the terms of this Agreement, either Party may freely assign or transfer the rights or licenses granted to it under this Agreement, provided that any such assignee agrees in writing to be bound by this Agreement as if it were a Party hereto and shall not relieve the assignor of any of its obligations under this Agreement.

11.04 This Agreement is for the benefit of the Parties and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such assigns, any legal or equitable rights under this Agreement.

11.05 Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.06 This Agreement and the exhibits hereto contain the complete agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, whether written, oral, or implied, which relate to the subject matter hereof.

11.07 This Agreement may be executed by exchange of one or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together will constitute one and the same instrument.

11.08 The internal law, without regard to conflicts of laws principles, of the State of New York will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement. Each of the Parties hereby irrevocably consents to the jurisdiction of the Supreme Court of New York in Monroe County, New York and U.S. Federal Courts for the Western District of New York, and hereby agree that process may be served in the manner provided herein for giving of notices or otherwise as allowed by New York state or U.S. federal law. Either Party may seek injunctive or other forms of equitable relief at any time from any court of competent jurisdiction.

11.09 The headings in this Agreement are inserted for convenience only and shall not be used in the interpretation of this Agreement.

11.10 No Party has relied on any representation or warranty of any kind in entering into this Agreement, except for those representations and warranties expressly set forth herein.

11.11 No rights or licenses are granted except as expressly set forth in this Agreement.

11.12 Kodak and Seller represents and warrants that it has been fully advised and represented by legal counsel during the negotiation, drafting, and execution of this Agreement and this Agreement shall be deemed to have been drafted equally by the Parties.

11.13 Seller agrees to, at no charge to Kodak, execute further conveyance instruments as may be necessary or desirable to evidence the transfer of ownership of the Assigned Patent to Kodak, or the original ownership of the Assigned Patent on the part of Seller.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives.

eMAGIN CORPORATION

By:	/s/ K.C. Park
K.C. Park
Title: CEO / President

EASTMAN KODAK COMPANY

By:	/s/ Laura G. Quatela
Name:Laura G. Quatela
Title: Vice President